EXHIBIT 10.1

SEVENTH AMENDMENT TO LOAN AGREEMENT AND
FORBEARANCE AGREEMENT

This SEVENTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT this "Agreement"), with an effective date as of March 13, 2020, is entered into on April 6, 2020 by and among SCHOOL SPECIALTY, INC., a Delaware corporation ("Borrower"), each Guarantor (as defined in the Loan Agreement) party hereto, the Lenders identified on the signature pages hereof and TCW ASSET MANAGEMENT COMPANY LLC, as agent for the Lenders ("Agent").

R E C I T A L S:

WHEREAS, Borrower, the Guarantors from time to time party thereto, Agent, and the Lenders from time to time party thereto are parties to that certain Loan Agreement dated as of April 7, 2017 (as amended, restated, modified or supplemented from time to time, including as amended by that certain Fifth Amendment to Loan Agreement and Forbearance Agreement and that certain Sixth Amendment to Loan Agreement and Forbearance Agreement, the "Loan Agreement");

WHEREAS, as of the date hereof, multiple Events of Default under the Loan Agreement and the other Loan Documents have occurred and are continuing;

WHEREAS, Obligors have requested that, subject to the terms and conditions of this Agreement, Agent and Lenders agree to amend the Loan Agreement in certain respects and continue forbearing from exercising their rights as a result of such Events of Default, which are continuing; and

WHEREAS, Agent and Lenders are willing to agree to amend the Loan Agreement in certain respects and continue forbearing from exercising certain of their rights and remedies, solely for the period and on the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:

Section 1.DEFINITIONS

1.1.Interpretation.  All capitalized terms used herein (including the recitals hereto) will have the respective meanings ascribed thereto in the Loan Agreement (as amended hereby) unless otherwise defined herein.  The foregoing recitals, together with all exhibits attached hereto, are incorporated by this reference and made a part of this Agreement.  Unless otherwise provided herein, all section and exhibit references herein are to the corresponding sections and exhibits of this Agreement.

1.2.Additional Definitions.  As used herein, the following terms will have the respective meanings given to them below:

(a)"Existing Defaults" means, collectively, the Events of Default identified as Existing Defaults on Exhibit A.

(b)"Forbearance Period" means the period commencing on the date hereof and ending on the date which is the earliest of (i) the Outside Date; (ii) at the election of Agent and upon written notice, the occurrence or existence of any Event of Default, other than the Existing Defaults; (iii) the expiration or termination of the "Forbearance Period" under and as defined in the Revolving Loan Forbearance Agreement (defined below) or (iv) the occurrence of any Termination Event.

(c)"Termination Event" means (i) the initiation of any action by Borrower, any Guarantor, any Obligor or any Releasing Party (as defined herein) to invalidate or limit the enforceability of any of the acknowledgments set forth in Section 2, the release set forth in Section 7.6 or the covenant not to sue set forth in Section 7.7 or (ii) the occurrence of an Event of Default under Section 11.1(j) of the Loan Agreement

Section 2.ACKNOWLEDGMENTS

2.1.Acknowledgment of Obligations.  Each Obligor hereby acknowledges, confirms and agrees that, as of the close of business on April 3, 2020, after giving effect to the payment in kind of the Third Amendment Fee (as defined in the Fee Letter), the payment in kind of the Fifth Amendment Restructuring Fee (as defined in the Fifth Amendment Fee Letter) and the payment in kind of any Prepetition Debt Accommodation Fee (as defined in the Fifth Amendment Fee Letter) made on or prior to April 3, 2020 pursuant to the terms of the Fifth Amendment Fee Letter, Borrower will be indebted to Lenders in respect of the Loans in an aggregate principal amount of $111,528,707.96.  Each Obligor hereby acknowledges, confirms and agrees that all such Loans, together with interest accrued and accruing thereon, and all fees, costs, expenses, charges and other Obligations now or hereafter payable by any Obligor to the Secured Parties, are unconditionally owing by Obligors to the Secured Parties, without offset, defense or counterclaim of any kind, nature or description whatsoever.

2.2.Acknowledgment of Security Interests.  Each Obligor hereby acknowledges, confirms and agrees that Agent has, and will continue to have, valid, enforceable and perfected first-priority continuing liens upon and security interests in the Collateral heretofore granted to Agent, for the benefit of the Secured Parties, pursuant to the Loan Agreement and the Loan Documents or otherwise granted to or held by Agent, for the benefit of Secured Parties, subject only to the Intercreditor Agreement and Permitted Liens that are expressly allowed to have priority over Agent's Liens.

2.3.Binding Effect of Documents.  Each Obligor hereby acknowledges, confirms and agrees that: (a) this Agreement constitutes a Loan Document, (b) each of the Loan Agreement and the other Loan Documents to which it is a party has been duly executed and delivered to Agent by such Obligor, and each is and will remain in full force and effect as of the date hereof except as modified pursuant hereto, (c) the agreements and obligations of such Obligor contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of such Obligor, enforceable against it in accordance with their respective terms, and such Obligor has no valid defense to the enforcement of such Obligations, (d) Agent and Lenders are and will be entitled to the rights, remedies and benefits provided for under the Loan Agreement and the other Loan Documents and applicable law and (e) each Obligor shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Loan Agreement or any of the other Loan Documents during the continuance of any Event of Default, and except to the extent expressly provided otherwise in this Agreement, any right or action of any Obligor set forth in the Loan Agreement or the other Loan Documents that is conditioned on the absence of any Event of Default may not be exercised or taken as a result of the Existing Defaults.

2.4.Acknowledgment of Interest and Fees.  Each Obligor hereby acknowledges, confirms and agrees that, (a) as a result of the existence of the Existing Defaults, pursuant to Section 3.1.3 of the Loan Agreement, as of the Fifth Amendment Effective Date, Required Lenders elected to implement the Default Rate with respect to the Loans and other Obligations, (b) notwithstanding the Forbearance Period, from and after the Fifth Amendment Effective Date, the Loans and other Obligations have borne, and shall continue to bear, interest at the Default Rate, (c) as a result of the existence of the Existing Defaults, pursuant to Section 3.1.3 of the Loan Agreement, Required Lenders elected, and continue to elect, that the LIBOR Rate Loans be converted into Prime Rate Loans and that the LIBOR election will not be available to Borrower, (d) notwithstanding the Forbearance Period, from and after the Fifth Amendment Effective Date, (x) as the Interest Periods for LIBOR Loans in effect as of the Fifth Amendment Effective Date expire, such Loans will be converted into Prime Rate Loans and (y) the LIBOR election will not be available to Borrower, (e) the Third Amendment Fee (as defined in the Fee Letter) in the amount of $2,218,998.38 was fully earned on the Third Amendment Effective Date and notwithstanding anything to the contrary set forth in the Fee Letter or any other Loan Document, was due and payable in kind on the Fifth Amendment Effective Date, (f) such Third Amendment Fee was paid in kind and added to the outstanding principal balance of the Term Loan on the Fifth Amendment Effective Date and, from and after such payment in kind, was and will continue to be treated as the principal amount of the Term Loan for all purposes of the Loan Agreement and the other Loan Documents, (g) the Fifth Amendment Restructuring Fee (as defined in the Fifth Amendment Fee Letter) in the amount of $1,250,000 was fully earned on the Fifth Amendment Effective Date and was due and payable in kind on the Fifth Amendment Effective Date, (h) such Fifth Amendment Restructuring Fee was paid in kind and added to the outstanding principal balance of the Term Loan on the Fifth Amendment Effective Date and, from and after such payment in kind, was and will continue to be treated as the principal amount of the Term A Loan for all purposes of the Loan Agreement and the other Loan Documents, (i) the Fifth Amendment Closing Fee (as defined in the Fifth Amendment Fee Letter) in the amount of $6,000,000 was fully earned on the Fifth Amendment Effective Date, and (j) all fees and other consideration payable to Agent and Lenders pursuant to Section 7.2 of this Agreement, the Loan Agreement, the Fee Letter, the Fifth Amendment Fee Letter and the other Loan Documents are fair and reasonable under the circumstances and have been agreed to by Borrower in exchange for reasonably equivalent value in the form of the amendments and forbearance agreed to by Agent and Lenders pursuant to the terms of this Agreement.

Section 3.FORBEARANCE IN RESPECT OF EXISTING DEFAULTs

3.1.Acknowledgment of Default.  Each Obligor hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Agent and Lenders to exercise their rights and remedies under the Loan Agreement and the other Loan Documents, applicable law or otherwise.  Each Obligor represents and warrants that as of the date hereof, no Events of Default exist other than the Existing Defaults.

Each Obligor hereby acknowledges and agrees that Agent and Lenders have the exercisable right to declare the Obligations to be immediately due and payable under the terms of the Loan Agreement and the other Loan Documents.  Each Obligor hereby acknowledges and agrees that the Existing Defaults shall be deemed to exist at all times during the period commencing on the date that such Existing Default first occurred (or occurs) to the date on which such Existing Default is expressly waived in writing pursuant to the Loan Agreement; and an Existing Default shall "continue" or be "continuing" until such Existing Default has been expressly waived in writing by the requisite Lenders under and in accordance with the terms of the Loan Agreement.

3.2.Forbearance.

(a)In reliance upon the representations, warranties and covenants of Obligors contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Agent and Lenders agree to forbear during the Forbearance Period from exercising their rights and remedies described in Section 11.2 of the Loan Agreement or Section 13 of the Guarantee and Collateral Agreement in respect of the Existing Defaults; provided, however, notwithstanding the foregoing, any limitations, restrictions or prohibitions on the rights of Agent or Lenders set forth in any other section of the Loan Agreement that are conditioned on the absence of an Event of Default will continue to not be applicable to Agent and the Lenders as a result of the Existing Defaults.

(b)Upon the expiration or termination of the Forbearance Period, the agreement of Agent and Lenders to forbear will automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Agent and Lenders to exercise immediately all rights and remedies under the Loan Agreement and the other Loan Documents and applicable law, including, but not limited to, accelerating all of the Obligations under the Loan Agreement and the other Loan Documents, in all events, without any further notice to any Obligor, passage of time or forbearance of any kind.

3.3.No Waivers; Reservation of Rights.

(a)Agent and Lenders have not waived, are not by this Agreement waiving, and have no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and Agent and Lenders have not agreed to forbear with respect to any of their rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Defaults to the extent expressly set forth herein) occurring at any time.

(b)Subject to Section 3.2 above (solely with respect to the Existing Defaults), Agent and Lenders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Loan Agreement and the other Loan Documents as a result of any other Events of Default occurring at any time.  Agent and Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, may or will be construed as a waiver of any such rights or remedies.

3.4.Additional Events of Default.  The parties hereto acknowledge, confirm and agree that any misrepresentation by any Obligor, or any failure of any Obligor to comply with the covenants, conditions and agreements contained in this Agreement, the Loan Agreement or any other Loan Document or in any other agreement, document or instrument at any time executed or delivered by any Obligor with, to or in favor of Agent or any Lenders will constitute an immediate Event of Default under this Agreement, the Loan Agreement and the other Loan Documents.  In the event that any Person, other than Agent or Lenders, will at any time exercises for any reason (including, without limitation, by reason of any Existing Default, any other present or future Event of Default, or otherwise) any of its rights or remedies against any Obligor or any obligor providing credit support for any Obligor's obligations to such other Person, or against any Obligor's or such obligor's properties or assets, such event will constitute an immediate Event of Default hereunder and an Event of Default under the Loan Agreement and the other Loan Documents (without any notice or grace or cure period).

Section 4.AMENDMENTS TO LOAN AGREEMENT

In reliance upon the representations and warranties of Obligors set forth in Section 5 below and subject to the conditions to effectiveness set forth in Section 6 below, the Loan Agreement is hereby amended as follows:

4.1.The defined term "Default Rate" set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

Default Rate:  for any Obligation (including, to the extent permitted by law, interest not paid when due), 2.00% plus the interest rate otherwise applicable thereto.  Notwithstanding the foregoing, (x) during the period commencing on the Fifth Amendment Effective Date and ending immediately prior to the Seventh Amendment Effective Date, the Default Rate shall be increased by an amount equal to 1.00% per annum and (y) at all times on and after the Seventh Amendment Effective Date, the Default Rate shall be increased by an amount equal to 3.00% per annum, with 100% of such applicable increase being paid in kind by adding such interest to the outstanding principal amount of the Term Loan ("Default PIK Interest").

4.2.The defined term "Forbearance Period" set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

Forbearance Period:  shall have the meaning set forth in the Seventh Amendment.

4.3.The defined term "Outside Date" set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

Outside Date:  April 30, 2020, or such other date as may be extended pursuant to the Restructuring Support Agreement.

4.4.The defined term "Third Lien Effective Date" set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

Third Lien Effective Date:  January 6, 2020.

4.5.Section 1.1 of the Loan Agreement is hereby amended by deleting the defined terms "Acceptable IOI", "Acceptable Term Sheet", "Acceptable Transaction", "Purchase Documentation Mark-up", "Revised Bid" and "Signed Purchase Documentation" in their entirety.

4.6.Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms in their proper alphabetical order:

Restructuring Support Agreement:  shall have the meaning set forth in Section 10.1.19(b).

Seventh Amendment: that certain Seventh Amendment to Loan Agreement and Forbearance Agreement, with an effective date as of the Seventh Amendment Effective Date, among Borrower, the Guarantors party thereto, Agent and the Lenders party thereto.

Seventh Amendment Effective Date:  March 13, 2020.

4.7.Section 2.1.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

2.1.2.Scheduled Term Loan Payments.  The principal amount of the Term Loan shall be paid in installments (all such installment payments, collectively, the "Scheduled Term Loan Installment Payments") on (x) on June 30, 2020, in an amount equal to $3,100,000 and (y) on September 30, 2020, in an amount equal to $1,550,000.  Notwithstanding the foregoing, the outstanding principal amount of the Term Loan, together with all accrued and unpaid interest thereon and all other Obligations accrued and unpaid, shall be due and payable on the Maturity Date.  Notwithstanding the foregoing, the Loans shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement.

4.8.Section 3.1.2 of the Loan Agreement is hereby amended by inserting the following sentence at end thereof:

Notwithstanding anything contained in this Section 3.1.2 to the contrary, any interest due and payable in cash on March 31, 2020 shall instead be payable in cash on June 30, 2020, with the amount due and owing on June 30, 2020 calculated on the basis of a 360-day year for the actual number of days elapsed since the last date of payment.

4.9.Section 10.1.17 of the Loan Agreement is hereby amended and restated in its entirety as follows:

10.1.17[Intentionally Reserved].

4.10.Section 10.1.19(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a)From and after the Seventh Amendment Effective Date, diligently pursue delivery of the Restructuring Support Agreement, and at all times after delivery thereof, diligently pursue consummation of the transactions set forth therein in accordance with for the terms thereof (collectively, the "Specified Transactions").

4.11.Section 10.1.19(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b)Satisfy each of following covenants on or before the applicable dates specified below, each of which may be extended by Agent in writing in its sole direction unless otherwise expressly set forth below:

(i)  On or before April 30, 2020, Obligors shall deliver to Agent a fully executed restructuring support agreement in form and substance satisfactory to Agent and the Required Lenders, which shall include, among other things, milestones in connection with a potential restructuring or sale transaction of the Borrower and an agreement among Agent, the Lenders and the Borrower regarding the terms, scope, and fees to be incurred in connection with the consummation of the transactions contemplated thereunder (the "Restructuring Support Agreement"); and

(ii)  [Reserved].

4.12.Clause (ii) of Section 10.1.19(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(ii)promptly (and in any event within two (2) Business Days) provide Agent and its attorneys, representatives, consultants (including Agent Consultant), agents and advisors with notice of (A) any material notice of any kind, whether oral or written, relating to a Specified Transaction or a Specified Unsecured Prepetition Debt Satisfaction Event, and (B) any knowledge of (x) any material change or development relating to the Specified Covenants, a Specified Transaction or a Specified Unsecured Prepetition Debt Satisfaction Event, or (y) any material changes in the financial, collateral or operational condition, businesses, assets, liabilities or prospects of any Obligors or any of its Subsidiaries;

4.13.Clause (iv) of Section 10.1.19(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(iv)continue to actively negotiate in good faith with all viable and active potential purchasers in connection with a Specified Transaction or a Specified Unsecured Prepetition Debt Satisfaction Event or any of their attorneys, advisors, consultants, directors, officers, executives or agents, and will promptly notify

Agent if any such negotiations cease or are suspended by Obligors or any such prospective purchaser;

4.14.Section 10.3.3 of the Loan Agreement is hereby amended by replacing the reference to "March 31, 2020" set forth therein with a reference to "March 28, 2020".

4.15.Section 11.1 of the Loan Agreement is hereby amended by (i) replacing the reference to "; or" set forth in clause (k) therein with a reference to ";", (ii) replacing the reference to "." set forth in clause (l) therein with a reference to "; or", and (iii) adding a new clause (m) as follows:

(m) the termination of the Restructuring Support Agreement or the occurrence of a "Termination Event" (or similarly defined term) under the Restructuring Support Agreement.

Section 5.REPRESENTATIONS AND WARRANTIES

Each Obligor hereby represents, warrants and covenants as follows:

5.1.Representations in the Loan Agreement and the Other Loan Documents.  Each of the representations and warranties made by or on behalf of each Obligor to Agent or any Lender in the Loan Agreement or any of the other Loan Documents was true and correct when made, and is, except for the Existing Defaults, true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by each Obligor on the date hereof and in this Agreement.

5.2.Binding Effect of Documents.  This Agreement has been duly authorized, executed and delivered to Agent and Lenders by each Obligor, is enforceable in accordance with its terms and is in full force and effect.

5.3.No Conflict.  The execution, delivery and performance of this Agreement by each Obligor will not violate any requirement of law or contractual obligation of any Obligor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues.

Section 6.CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT

The effectiveness of the terms and provisions of this Agreement (other than the terms and provisions of Sections 2 and 7, which will be effective immediately upon the execution of this Agreement) is subject to the following conditions precedent:

(a)Agent shall have received this Agreement, duly authorized, executed and delivered by each Obligor and each Lender;

(b)Agent shall have received a certificate in form and substance satisfactory to Agent, dated even with this Agreement, effective as of the Seventh Amendment Effective Date and executed by a duly authorized officer of Borrower, (i) attaching a true and correct copy of an amendment to the Revolving Loan Agreement and forbearance agreement conforming to this

Agreement, in form and substance satisfactory to Agent (the "Revolving Loan Forbearance Agreement") and (ii) certifying that such Revolving Loan Forbearance Agreement is effective as of the Seventh Amendment Effective Date;

(c)Agent shall have received a fully executed copy, in form and substance satisfactory to Agent, of that certain Consent and Amendment No. 3 to Intercreditor Agreement by and between Agent and the Revolving Loan Agent;

(d)Agent shall have received a fully executed copy, in form and substance satisfactory to Agent, of that certain Second Expense Reimbursement Letter dated as of or around the date hereof between LCP SSI, LLC and Borrower;

(e)Agent shall have received an updated Budget for the upcoming 13-week period commencing as of April 6, 2020, in form an substance satisfactory to Agent;

(f)Agent shall have received payment of all fees payable to Agent and Lenders pursuant to Section 7.2 of this Agreement and the Fifth Amendment Fee Letter, and all other fees, charges and disbursements of Agent and its counsel required to be paid pursuant to the Loan Agreement in connection with the preparation, execution and delivery of this Agreement and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith;

(g)All proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel; and

(h)Except the Existing Defaults, no Default or Event of Default shall have occurred and be continuing.

Section 7.MISCELLANEOUS

7.1.Continuing Effect of Loan Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement or any other Loan Document are intended or implied by this Agreement and in all other respects the Loan Agreement and the other Loan Documents hereby are ratified and reaffirmed by all parties hereto as of the date hereof.  To the extent of any conflict between the terms of this Agreement, the Loan Agreement and the other Loan Documents, the terms of this Agreement will govern and control.  The Loan Agreement and this Agreement will be read and construed as one agreement.

7.2.Costs and Expenses.  In addition to, and without in any way limiting, the obligations of Borrower set forth in Section 3.11 of the Loan Agreement, each Obligor absolutely and unconditionally agrees to pay to Agent, promptly (and in any event within 2 Business Days) upon request by Agent at any time, whether or not all or any of the transactions contemplated by this Agreement are consummated:  all fees, costs and expenses incurred by Agent and any of its directors, officers, employees or agents (including, without limitation, fees, costs and expenses incurred of any counsel, advisor or consultant to Agent), regardless of whether Agent or any such other Person is a prevailing party, in connection with (a) the preparation, negotiation, execution, delivery or enforcement of this Agreement, the Loan Agreement, the other Loan Documents and any agreements, documents or instruments contemplated hereby and thereby, and (b) any investigation, litigation or proceeding related to this Agreement, the Loan Agreement or any other Loan Document or any act, omission, event or circumstance in any matter related to any of the foregoing.

7.3.Further Assurances.  At Borrower's expense, the parties hereto will execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

7.4.Successors and Assigns; No Third-Party Beneficiaries.  This Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.  No Person other than the parties hereto and, in the case of Sections 7.6 and 7.7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Sections 7.6 and 7.7 hereof) are hereby expressly disclaimed.

7.5.Survival of Representations, Warranties and Covenants.  All representations, warranties, covenants and releases of each Obligor made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement and the Forbearance Period, and no investigation by Agent or any Lender, or any closing, will affect the representations and warranties or the right of Agent and Lenders to rely upon them.

7.6.Release.

(a)In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and each Obligor, on behalf of itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Borrower, each Obligor  and all such other Persons being hereinafter referred to collectively as the "Releasing Parties" and individually as a "Releasing Party"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Lender, and each of their respective successors and assigns, and their respective present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Agent, Lenders and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from any and all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement, the Loan Agreement, any of the other Loan Documents or any of the transactions hereunder or thereunder.  Releasing Parties hereby represent to the Releasees that they have not assigned or transferred any interest in any Claims against any Releasee prior to the date hereof.

(b)Borrower and each Obligor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)Borrower and each Obligor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

7.7.Covenant Not to Sue.  Each Releasing Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 7.6 above.  If any Releasing Party violates the foregoing covenant, each Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

7.8.Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Agreement.

7.9.Reviewed by Attorneys.  Each Obligor represents and warrants to Agent and Lenders that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as such Obligor may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person.  The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

7.10.Disgorgement.  If Agent or any Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest or other consideration will be revived and continue as if such payment, interest or other consideration had not been received by Agent or such Lender, and Obligors will be liable to, and will indemnify, defend and hold Agent or such Lender harmless for, the amount of such payment or interest surrendered or disgorged.  The provisions of this Section will survive repayment of the Obligations or any termination of the Loan Agreement or any other Loan Document.

7.11.Tolling of Statute of Limitations.  Each and every statute of limitations or other applicable law, rule or regulation governing the time by which Agent must commence legal proceedings or otherwise take any action against Borrower or any Obligor with respect to any breach or default that exists on or prior to the expiration or termination of the Forbearance Period and arises under or in respect of the Loan Agreement or any other Loan Document shall be tolled during the Forbearance Period.  Borrower and each Obligor agrees, to the fullest extent permitted by law, not to include such period of time as a defense (whether equitable or legal) to any legal proceeding or other action by Agent in the exercise of its rights or remedies referred to in the immediately preceding sentence.

7.12.Relationship.  Each Obligor agrees that the relationship between Agent and such Obligor and between each Lender and Obligor is that of creditor and debtor and not that of partners or joint venturers.  This Agreement does not constitute a partnership agreement, or any other association between Agent and any Obligor or between any Lender and any Obligor.  Each Obligor acknowledges that Agent and each Lender has acted at all times only as a creditor to such Obligor within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Agent or any Lender attempted to exercise any control over such Obligor or its business or affairs.  Each Obligor further acknowledges that Agent and each Lender has not taken or failed to take any action under or in connection with its respective rights under the Loan Agreement or any of the other Loan Documents that in any way or to any extent has interfered with or adversely affected such Obligor's ownership of Collateral.

7.13.Governing Law: Consent to Jurisdiction and Venue. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE LOAN AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS, THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  EACH OBLIGOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE, COUNTY AND CITY OF NEW YORK WILL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OBLIGOR AND AGENT OR ANY LENDER PERTAINING TO THIS AGREEMENT OR THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE LOAN AGREEMENT OR ANY OF THE LOAN DOCUMENTS; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT WILL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT.  EACH OBLIGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OBLIGOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH OBLIGOR

HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH PROCESS MAY BE MADE IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT.

7.14.Waivers.

(a)Mutual Waiver of Jury Trial.  THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN AGENT OR ANY LENDER AND ANY OBLIGOR ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

(b)Waivers by Obligors.  Obligors hereby waive any rights any Obligor may have upon payment in full of the Obligations to require Agent to terminate its security interest in the Collateral, other collateral or in any other property of any Obligor until termination of the Loan Agreement in accordance with its terms and the execution by each Obligor of an agreement releasing and indemnifying, in the same manner as described in Section 7.6 of this Agreement, the Releasees from all claims arising on or before the date of such termination.  Obligors each acknowledge that the foregoing waiver is a material inducement to Agent in entering this Agreement and that Agent is relying upon the foregoing waiver in its future dealings with Obligors.

7.15.Counterparts.  This Agreement may be executed and delivered via facsimile or email (in .pdf format) transmission with the same force and effect as if an original were executed and may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

[signatures on following page]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

BORROWER: SCHOOL SPECIALTY, INC. By: /s/ Kevin Baehler Name: Kevin Baehler Title: EVP & Chief Financial Officer

GUARANTORS: CLASSROOMDIRECT.COM, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

SPORTIME, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

DELTA EDUCATION, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

PREMIER AGENDAS, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

CHILDCRAFT EDUCATION, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

Signature Page to Seventh Amendment to Loan Agreement and Forbearance Agreement

BIRD-IN-HAND WOODWORKS, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

CALIFONE INTERNATIONAL, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

SSI GUARDIAN, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

FREY SCIENTIFIC, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

SAX ARTS & CRAFTS, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

Signature Page to Seventh Amendment to Loan Agreement and Forbearance Agreement

AGENT: TCW ASSET MANAGEMENT COMPANY LLC, as Agent By: /s/ Suzanne Grasso Name: Suzanne Grasso Title: Managing Director

LENDERS: TCW DIRECT LENDING LLC, as a Lender By TCW Asset Management Company LLC Its Investment Advisor By: /s/ Suzanne Grasso Name: Suzanne Grasso Title: Managing Director

TCW DIRECT LENDING STRATEGIC VENTURES LLC, as a Lender By: /s/ Suzanne Grasso Name: Suzanne Grasso Title: Managing Director

WEST VIRGINIA DIRECT LENDING LLC, as a Lender By: TCW Asset Management Company LLC, its Investment Advisor By: /s/ Suzanne Grasso Name: Suzanne Grasso Title: Managing Director

Signature Page to Seventh Amendment to Loan Agreement and Forbearance Agreement

TCW BRAZOS FUND LLC, as a Lender By: TCW Asset Management Company LLC, its Investment Advisor By: /s/ Suzanne Grasso Name: Suzanne Grasso Title: Managing Director

TCW SKYLINE LENDING, L.P., as a Lender By: TCW Asset Management Company LLC, its Investment Advisor By: Suzanne Grasso Name: /s/ Suzanne Grasso Title: Managing Director

Signature Page to Seventh Amendment to Loan Agreement and Forbearance Agreement

CERBERUS AUS LEVERED HOLDINGS III LLC, as a Lender By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Vice President

CERBERUS AUS LEVERED II LP, as a Lender By: CAL I GP Holdings LLC Its: General Partner By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Senior Managing Director

CERBERUS ICQ OFFSHORE LEVERED LP, as a Lender By: Cerberus ICQ Offshore GP LLC Its: General Partner By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Senior Managing Director

CERBERUS LOAN FUNDING XXI, L.P., as a Lender By: Cerberus LFGP XXI, LLC Its: General Partner By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Senior Managing Director

CERBERUS LOAN FUNDING XXVI, L.P., as a Lender By: Cerberus LFGP XXVI, LLC Its: General Partner By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Senior Managing Director

Signature Page to Seventh Amendment to Loan Agreement and Forbearance Agreement

CERBERUS OFFSHORE LEVERED LOAN OPPORTUNITIES MASTER FUND III, L.P., as a Lender

By:  Cerberus Offshore Levered Opportunities III GP, LLC

Its:   General Partner

By:  /s/ Daniel E. Wolf

Name:  Daniel E. Wolf

Title:  Senior Managing Director

CERBERUS REDWOOD LEVERED A LLC, as a Lender By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Vice President

CERBERUS SWC LEVERED II LLC, as a Lender By: /s/ Daniel E. Wolf Name: Daniel E. Wolf Title: Vice President

CERBERUS SWC LEVERED LOAN OPPORTUNITIES MASTER FUND, L.P., as a Lender

By:  Cerberus SWC Levered Opportunities GP, LLC

Its:   General Partner

By:  /s/ Daniel E. Wolf

Name:  Daniel E. Wolf

Title:  Senior Managing Director

Signature Page to Seventh Amendment to Loan Agreement and Forbearance Agreement

LCP SSI LLC, as a Lender By: /s/ L. Andy Mitchell Name: L. Andy Mitchell Title: Authorized Signatory

Signature Page to Seventh Amendment to Loan Agreement and Forbearance Agreement

EXHIBIT A

to

SEVENTH AMENDMENT TO LOAN AGREEMENT AND

FORBEARANCE AGREEMENT

Existing Defaults

1.An Event of Default under Section 11.1(c) of the Loan Agreement as a result of Obligors' failure to maintain a Net Senior Leverage Ratio not greater than the ratio set forth in Section 10.3.2 of the Loan Agreement for the four (4) consecutive Fiscal Quarter period ending September 28, 2019;

2.An Event of Default under Section 11.1(c) of the Loan Agreement as a result of Obligors' failure to maintain EBITDA in an amount not less than the applicable amount set forth in Section 10.3.3 of the Loan Agreement for the four (4) consecutive Fiscal Quarter period ending September 28, 2019;

3.An Event of Default under Section 11.1(c) of the Loan Agreement as a result of Obligors' failure to maintain a Fixed Charge Coverage Ratio not less than the ratio set forth in Section 10.3.1 of the Loan Agreement for the four (4) consecutive Fiscal Quarter period ending December 28, 2019;

4.An Event of Default under Section 11.1(c) of the Loan Agreement as a result of Obligors' failure to maintain a Net Senior Leverage Ratio not greater than the ratio set forth in Section 10.3.2 of the Loan Agreement for the four (4) consecutive Fiscal Quarter period ending December 28, 2019; and

5.An Event of Default under Section 11.1(c) of the Loan Agreement as a result of Obligors' failure to maintain Unadjusted EBITDA in an amount not less than the amount set forth in Section 10.3.3 of the Loan Agreement for the twelve (12) consecutive month period ending January 31, 2020.

6.An Event of Default under Section 11.1(c) of the Loan Agreement as a result of Obligors' failure to maintain Unadjusted EBITDA in an amount not less than the amount set forth in Section 10.3.3 of the Loan Agreement for the twelve (12) consecutive month period ending March 28, 2020.

7.An Event of Default under Section 11.1(c) of the Loan Agreement as a result of Obligors' failure to consummate an Acceptable Transaction pursuant to Signed Purchase Documentation and cause the Full Payment of all Obligations to the extent required by that certain Fifth Amendment to Loan Agreement and Forbearance Agreement or that certain Sixth Amendment to Loan Agreement and Forbearance Agreement.